EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of National Computer Systems, Inc. of our report dated March 1, 1999, included in the 1998 Annual Report to Stockholders of National Computer Systems, Inc. and subsidiaries.

We also consent to the incorporation by reference in:

Registration Statement No. 33-9830 on Form S-3 (Selling Shareholder), Registration Statement No. 33-21511 on Form S-8 (1986 Employee Stock Option
    Plan),
Registration  Statement  No.333-00377  on Form S-8 (1989  Non-Employee  Director
    Stock Option Plan),
Registration  Statements  No.33-48509  and 333-00381 on Form S-8 (1990  Employee
    Stock Option Plan),
Registration  Statement  No.  333-00379  on Form S-8 (1990  Long-Term  Incentive
    Plan),
Registration  Statement No.  33-48510 on Form S-8 (1992  Employee Stock Purchase
    Plan),
Registration  Statement  No.  33-68854  on  Form  S-8  (Option  held  by  former director),
Registration  Statement No.  333-00383 on Form S-8 (1995  Employee  Stock Option
    Plan),
Registration Statement No. 333-25523 on Form S-3 (VUE Selling shareholders), Registration Statement No. 333-25343 on Form S-8 (NCS/VUE Stock Option Plan), Registration Statement No. 333-51053 on Form S-8 (Oswald Stock Option Plan), Registration Statement No. 333-58947 on Form S-8 (1997 Long-Term Incentive
    Plan),
Registration  Statement No.  333-58949 on Form S-8 (1998 Employee Stock Purchase
    Plan),
Registration  Statement No.  333-58951 on Form S-8 (1997  Employee  Stock Option
    Plan), and
Registration  Statement  No.  333-75165  on  Form  S-8  (Supplemental   Deferred
    Compensation Plan)

of our report dated March 1, 1999 with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of National Computer Systems, Inc.

                                                           /s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
April 23, 1999